Exhibit 10.9
FORM OF INDEMNIFICATION AGREEMENT
          THIS AGREEMENT (this “Agreement”) is entered into, effective as of January 29, 2010, between Dex One Corporation, a Delaware corporation (the “Company”), and [NAME OF DIRECTOR] (“Indemnitee”).
          WHEREAS, it is essential to the Company to retain and attract as directors the most capable persons available;
          WHEREAS, Indemnitee is a director of the Company;
          WHEREAS, both the Company and Indemnitee recognize the increased risk of litigation and other claims currently being asserted against directors of corporations; and
          WHEREAS, in recognition of Indemnitee’s need for substantial protection against personal liability in order to enhance Indemnitee’s continued and effective service to the Company, and in order to induce Indemnitee to provide continued services to the Company as a director, the Company wishes to provide in this Agreement for the indemnification of and the advancement of expenses to Indemnitee to the fullest extent (whether partial or complete) permitted by applicable law and as set forth in this Agreement, for the coverage of Indemnitee under the Company’s directors’ and officers’ liability insurance policies and to supplement and further the Company’s Second Amended and Restated Certificate of Incorporation, as amended (the “Certificate”), and the Company’s Sixth Amended and Restated Bylaws, as amended (the “Bylaws”).
          NOW, THEREFORE, in consideration of the above premises and of Indemnitee’s continuing to serve as a director of the Company and intending to be legally bound hereby, the parties agree as follows:
          1. Certain Definitions:
          (a) Board: The Board of Directors of the Company.
          (b) Change in Control: A Change in Control shall be deemed to occur if:
          (i) any “person,” as such term is defined in Section 3(a)(9) of the Securities Exchange Act of 1934 (the “Exchange Act”), as modified and used in Section 13(d) and 14(d) thereof (but not including (a) the Company or any of its subsidiaries, (b) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries, (c) an underwriter temporarily holding securities pursuant to an offering of such securities, or (d) a company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company) (hereinafter a “Person”) is or becomes the beneficial owner, as defined in Rule 13d-3 of the Exchange Act, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates, excluding an acquisition resulting from the exercise of a conversion or exchange privilege in respect of outstanding convertible or exchangeable securities) representing more than 50% of the combined voting power of the Company’s then outstanding securities; or
          (ii) during any period of two consecutive years beginning on the date hereof, individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a Person who has entered into any agreement with the Company to effect a transaction described in Clause (i), (iii) or (iv) of this Section) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved (each such director, a “Continuing Director”), cease for any reason to constitute a majority thereof; or
          (iii) the consummation of a merger or consolidation of the Company with any other company, other than (a) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or acquiring entity), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company, more than 50% of the combined voting power of the voting securities of the Company or such surviving or acquiring entity outstanding immediately after such merger or consolidation, or (b) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person acquires more than 50% of the combined voting power of the Company’s then outstanding securities; or
          (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets and all required governmental approvals of such transaction have been obtained.
          (c) Disinterested Director: A director of the Company who is not and was not a party to the Proceeding in respect of which indemnification is sought by Indemnitee.
          (d) Expenses: Any direct or indirect expense, including without limitation, attorneys’ fees, retainers, court costs, transcript costs, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement, fees and expenses of experts and/or consultants, including accountants and other advisors, travel expenses, duplicating costs, postage, delivery service fees, filing fees, and all other disbursements or expenses of the types typically paid or incurred in connection with investigating, defending, or participating (including on appeal and/or as a witness), or preparing for any of the foregoing, in any Proceeding relating to any Indemnifiable Event, and any expenses of establishing a right to indemnification under any of Sections 2, 4 or 5, the Certificate, the Bylaws or Section 145 of the Delaware General Corporation Law (the “DGCL”), in each case, to the extent actually and reasonably incurred.
          (e) Indemnifiable Costs: Any and all Expenses, liability or loss, judgments, fines and amounts paid in settlement and any interest, assessments, or other charges imposed thereon, and any federal, state, local, or foreign taxes imposed as a result of the actual or deemed receipt of any payments under this Agreement that are eligible for indemnification under applicable law.
          (f) Indemnifiable Event: Any event or occurrence that takes place either prior to or after the execution of this Agreement, related to the fact that Indemnitee is or was a director of the Company or any subsidiary of the Company, or while a director is or was serving at the request of the Company as a director, officer, trustee, manager, employee or agent of another corporation, partnership, company, limited liability company, joint venture, trust, non-profit entity or other enterprise, including service with respect to any employee benefit plan (collectively, “Official Capacity”), whether the basis of such Proceeding is alleged action in an Official Capacity, and whether the Indemnitee is a party to or a witness or other participant in such Proceeding.
          (g) Independent Counsel: means a law firm, or a member of a law firm, that is experienced in matters of corporate law and neither presently is, nor in the past three years has been, retained to represent: (i) the Company or any of its subsidiaries or affiliates, (ii) the Indemnitee or (iii) any other party to the Proceeding giving rise to a claim for indemnification or Expense Advances hereunder, in any matter (other than with respect to matters relating to indemnification and advancement of expenses). No law firm or lawyer shall qualify to serve as Independent Counsel if that person would, under the applicable standards of professional conduct then prevailing, have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement. The Company shall select a law firm or lawyer to serve as Independent Counsel, subject to the consent of the Indemnitee, which consent shall not be unreasonably withheld.
          (h) Proceeding: Any threatened, pending or completed action, suit or proceeding (including any arbitration or other alternate dispute resolution mechanism or an inquiry, investigation or administrative hearing), whether civil, criminal, administrative or investigative (including any appeal therefrom), that relates to an Indemnifiable Event.
          (i) Reviewing Party: Reviewing Party shall have the meaning ascribed to such term in Section 3.
          2. Agreement to Indemnify.
          (a) General Agreement Regarding Indemnification. In the event Indemnitee was, is, or becomes a party to, is threatened to be made a party to or witness or other participant in, a Proceeding by reason of (or arising in part out of) an Indemnifiable Event, the Company shall indemnify Indemnitee from and against Indemnifiable Costs to the fullest extent permitted by applicable law (in addition to any indemnification rights provided in the Certificate or Bylaws), as the same may exist or may hereafter be amended or interpreted (but in the case of any such amendment or interpretation, only to the extent that such amendment or interpretation permits the Company to provide broader indemnification rights than were permitted prior thereto); provided that the Company’s commitment set forth in this Section 2(a) to indemnify the Indemnitee shall be subject to the limitations and procedural requirements set forth in this Agreement.

          (b) Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of Indemnifiable Costs, but not, however, for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled.
          (c) Advancement of Expenses. The Company shall advance to Indemnitee any and all Expenses incurred by Indemnitee (an “Expense Advance”) within 5 calendar days after the receipt by the Company of a written request from Indemnitee for an Expense Advance, whether prior to or after final disposition of any Proceeding; provided, however, that, if and to the extent that the DGCL requires, an advancement of Expenses incurred by the Indemnitee in his capacity as a director of the Company shall be made only upon delivery of an undertaking by or on behalf of the Indemnitee to repay all amounts so advanced if it ultimately shall be determined by final judicial decision from which there is no further right to appeal that the Indemnitee is not entitled to be indemnified for such Expenses under this Agreement or otherwise. Indemnitee shall, and hereby undertakes to, repay to the Company any funds advanced to Indemnitee or paid on Indemnitee’s behalf if it shall ultimately be determined that Indemnitee is not entitled to indemnification. Indemnitee shall make any such repayment promptly following written notice of any such determination. Payment by the Company of Indemnitee’s expenses in connection with any Proceeding in advance of the final disposition thereof shall not be deemed an admission by the Company that it shall ultimately be determined that Indemnitee is entitled to indemnification. Any request for an Expense Advance shall be accompanied by an itemization of the Expenses for which advancement is sought, and a reasonably detailed summary shall be provided if the Company so requests. Expense Advances shall be made without regard to Indemnitee’s ability to repay the Expenses. If Indemnitee has commenced legal proceedings in the Chancery Court of the State of Delaware to secure a determination that Indemnitee should be indemnified under applicable law, as provided in Section 4, any determination made by the Reviewing Party that Indemnitee would not be permitted to be indemnified under applicable law shall not be binding and Indemnitee shall not be required to reimburse the Company for any Expense Advance until a final judicial determination is made with respect thereto (as to which all rights of appeal therefrom have been exhausted or have lapsed). Indemnitee’s obligation to reimburse the Company for Expense Advances shall be unsecured and no interest shall be charged thereon.
          (d) Exception to Obligation to Indemnify and Advance Expenses. Notwithstanding anything in this Agreement to the contrary, Indemnitee shall not be entitled to indemnification or advancement pursuant to this Agreement in connection with any Proceeding initiated by Indemnitee against the Company or any director or officer of the Company unless (i) the Board or the Disinterested Directors have authorized the initiation of such Proceeding or (ii) the Proceeding is one to enforce indemnification rights under Section 5.
          3. Reviewing Party.
          (a) Other than as contemplated by Section 3(b), the person, persons or entity who shall determine whether Indemnitee is entitled to indemnification in the first instance (the “Reviewing Party”) shall be (i) the Board acting by a majority vote of Disinterested Directors or (ii) if there are no Disinterested Directors, or if the Indemnitee so direct, by Independent Counsel in a written determination to the Board, a copy of which written determination shall be delivered to Indemnitee. The persons chosen to make a determination under this Agreement of the Indemnitee’s entitlement to indemnification will act reasonably and in good faith in making such determination.
          (b) After a Change in Control (other than a Change in Control approved by a majority of the Continuing Directors), the Reviewing Party shall be the Independent Counsel. With respect to all matters arising from such a Change in Control concerning the rights of Indemnitee to indemnity payments and Expense Advances under this Agreement or any other agreement or under applicable law or the Certificate or the Bylaws now or hereafter in effect relating to indemnification for Indemnifiable Events, the Company shall seek legal advice only from the Independent Counsel. Such counsel, among other things, shall render its written opinion to the Company and Indemnitee as to whether and to what extent the Indemnitee should be permitted to be indemnified under applicable law. The Company agrees to pay the reasonable fees of the Independent Counsel and to indemnify fully such counsel against any and all expenses (including attorneys’ fees), claims, liabilities, loss, and damages arising out of or relating to this Agreement or the engagement of Independent Counsel pursuant hereto.
          4. Indemnification Process and Appeal.
          (a) Indemnification Payment.
          (i) The determination with respect to Indemnitee’s entitlement to indemnification shall, to the extent practicable, be made by the Reviewing Party not later than 21 calendar days after receipt by the Company of a written demand on the Company for indemnification (which written demand shall include such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification). The Reviewing Party making the determination with respect to Indemnitee’s entitlement to indemnification shall notify Indemnitee of such written determination no later than two business days thereafter.
          (ii) Unless the Reviewing Party has provided a written determination to the Company that Indemnitee is not entitled to indemnification under applicable law, Indemnitee shall be entitled to indemnification of Indemnifiable Costs, and shall receive payment thereof, from the Company in accordance with this Agreement within five business days after the Reviewing Party has made its determination with respect to Indemnitee’s entitlement to indemnification.
          (b) Suit to Enforce Rights. If (i) no determination of entitlement to indemnification shall have been made within the time limitation for such a determination set forth in Section 4(a)(i), (ii) payment of indemnification pursuant to Section 4(a)(ii) is not made within the period permitted for such payment by such section, (iii) the Reviewing Party determines pursuant to Section 4(a) that Indemnitee is not entitled to indemnification under this Agreement or (iv) Indemnitee has not received advancement of Expenses within the time period permitted for such advancement by Section 2(c), then Indemnitee shall have the right to enforce the indemnification rights granted under this Agreement by commencing litigation in the Chancery Court of the State of Delaware seeking a determination by the court or challenging any determination by the Reviewing Party or any aspect thereof. The Company hereby consents to service of process and to appear in any such proceeding and waives any defense to venue or jurisdiction. Alternatively, Indemnitee, at Indemnitee’s option, may seek an adjudication in arbitration with respect to the enforcement of Indemnitee’s rights under this Section 4(b) conducted pursuant to the Commercial Arbitration Rules of the American Arbitration Association. The provisions of Delaware law (without regard to its conflict of laws rules) will apply to such arbitration. The Company will not oppose Indemnitee’s right to seek any such adjudication in arbitration. Any determination by the Reviewing Party not challenged by the Indemnitee within 90 days of the date of the Reviewing Party’s determination shall be conclusively binding on the Company and Indemnitee and shall not thereafter be subject to challenge. The parties agree that the procedures set forth in this Section 4 shall constitute the sole and exclusive method for resolving any dispute regarding, or determinations made pursuant to, this Agreement, and that any litigation to enforce any rights arising under this Agreement shall be filed solely in the Chancery Court of the State of Delaware. The remedy provided for in this Section 4 shall be in addition to any other remedies available to Indemnitee at law or in equity.
          (c) Defense to Indemnification, Burden of Proof, and Presumptions.
          (i) To the maximum extent permitted by applicable law in making a determination with respect to entitlement to indemnification (or payment of Expense Advances) hereunder, the Reviewing Party shall presume that an Indemnitee is entitled to indemnification (or payment of Expense Advances) under this Agreement, and the Company shall have the burden of proof to overcome that presumption in connection with the making by the Reviewing Party of any determination contrary to that presumption.
          (ii) It shall be a defense to any action brought by Indemnitee against the Company to enforce this Agreement that it is not permissible under applicable law for the Company to indemnify Indemnitee for the amount claimed.
          (iii) For purposes of this Agreement, the termination of any claim, action, suit, or proceeding, by judgment, order, settlement (whether with or without court approval), conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law.
          5. Indemnification for Expenses Incurred in Enforcing Rights. The Company shall indemnify Indemnitee against any and all Expenses to the fullest extent permitted by law and, if requested by Indemnitee pursuant to the procedures set forth in Section 2(c), shall advance such Expenses to Indemnitee, that are incurred by Indemnitee in connection with any claim asserted against or action brought by Indemnitee for:
          (a) enforcement of this Agreement;

          (b) indemnification of Indemnifiable Costs or Expense Advances by the Company under this Agreement or any other agreement or under applicable law or the Certificate or Bylaws now or hereafter in effect relating to indemnification for Indemnifiable Events; and/or
          (c) recovery under directors’ and officers’ liability insurance policies maintained by the Company.
          6. Notification and Defense of Proceeding.
          (a) Notice. Promptly after receipt by Indemnitee of notice of the commencement of any Proceeding, Indemnitee will, if a claim in respect thereof is to be made against the Company under this Agreement, notify the Company of the commencement thereof. The failure to notify or promptly notify the Company shall not relieve the Company from any liability which it may have to the Indemnitee otherwise than under this Agreement, and shall not relieve the Company from liability hereunder except to the extent the Company has been prejudiced or as further provided in Section 6(c).
          (b) Defense. With respect to any Proceeding as to which Indemnitee notifies the Company of the commencement thereof, the Company will be entitled to participate in the Proceeding at its own expense. If the Company has selected counsel to represent Indemnitee and other current and former directors, officers or employees of the Company in the defense of a Proceeding, and a majority of such persons, including Indemnitee, reasonably object to such counsel selected by the Company pursuant to the first sentence of this Section 6(b), then such persons, including Indemnitee, shall be permitted to employ one additional counsel of their choice and the reasonable fees and expenses of such counsel shall be at the expense of the Company; provided, however, that such counsel shall, if required by any company with which the Company obtains or maintains insurance, be approved by such company or chosen from amongst the list of counsel approved by such company. In the event separate counsel is retained by a group of persons including Indemnitee pursuant to this Section 6(b), the Company shall cooperate with such counsel with respect to the defense of the Proceeding, including making documents, witnesses and other reasonable information related to the defense available to such separate counsel pursuant to joint-defense agreements or confidentiality agreements, as appropriate. The Company shall not be entitled to assume the defense of any Proceeding brought by or on behalf of the Company or as to which Indemnitee shall have made the determination provided for in clause (ii) above.
          (c) Settlement of Claims. The Company shall not be liable to indemnify Indemnitee under this Agreement or otherwise for any amounts paid in settlement of any Proceeding effected without the Company’s written consent. The Company shall not settle any Proceeding in any manner that would impose any penalty or limitation on Indemnitee or include an admission of fault by Indemnitee, without Indemnitee’s written consent. Neither the Company nor the Indemnitee will unreasonably withhold or delay their consent to any proposed settlement. The Company shall not be liable to indemnify the Indemnitee under this Agreement with regard to any judicial award if the Company was not given a reasonable and timely opportunity, at its expense, to participate in the defense of such action; the Company’s liability hereunder shall not be excused if participation in the Proceeding by the Company was barred by this Agreement.

          7. Non-Exclusivity. The provisions for indemnification and advancement of Expenses set forth in this Agreement shall not be deemed exclusive of any other rights which the Indemnitee may have under any provision of law, the Certificate or the Bylaws, a vote of the Company’s stockholders or Disinterested Directors, any other agreement, or otherwise, both as to actions in his Official Capacity and to actions in another capacity while occupying his position as an agent of the Company, and the Indemnitee’s rights hereunder shall continue after the Indemnitee has ceased acting as an agent of the Company and shall inure to the benefit of the heirs, executors and administrators of the Indemnitee.
          8. Liability Insurance. The Company shall (a) maintain in effect directors’ and officers’ insurance policies and fiduciary liability insurance policies (collectively, “D&O Insurance Policies”) with terms, conditions, retentions and limits of liability that are at least as favorable as those contained in the Company’s D&O Insurance Policies in effect as of the date hereof (D&O Insurance Policies containing such terms, conditions, retentions and limits of liability, referred to herein as “Comparable D&O Insurance Policies”), and, for so long as Indemnitee serves as a director of the Company and for a period of six (6) years thereafter, to cause Indemnitee to be covered under such Comparable D&O Insurance Policies in accordance with their respective terms, and (b) for a period of not less than six (6) years following the occurrence of (i) a Change in Control or (ii) the Company ceasing to operate its business as a going concern, to maintain in effect Comparable D&O Insurance Policies, and, until the earlier of (x) such time as the Company is no longer required to maintain such Comparable D&O Insurance Policies pursuant to this clause (b) or (y) the sixth (6th) anniversary of Indemnitee ceasing to serve as a director of the Company, to cause Indemnitee to be covered under such Comparable D&O Insurance Policies in accordance with their respective terms; provided, however, that in no event shall the Company be required to expend in any one year an amount in excess of 200% of the annual premiums currently paid by the Company for its D&O Insurance Policies; provided, further, that if during the specified period the annual premiums for Comparable D&O Insurance Policies exceed such amount, the Company shall provide a D&O Insurance Policy which, in the reasonable judgment of the Company, provides for the best coverage available for a cost not exceeding such amount.
          9. Amendment of this Agreement. No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall operate as a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver. Except as specifically provided herein, no failure to exercise or any delay in exercising any right or remedy hereunder shall constitute a waiver thereof.
          10. Subrogation. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and shall do everything that may be reasonably necessary to secure such rights, including the execution of such documents reasonably necessary to enable the Company effectively to bring suit to enforce such rights, and all of Indemnitee’s reasonable Expenses related thereto will be borne by the Company.
          11. No Duplication of Payments. The Company shall not be liable under this Agreement to make any payment in connection with any claim made against Indemnitee (or pay or reimburse any Indemnifiable Costs or other expenses to Indemnitee) to the extent Indemnitee has otherwise actually received payment (under any insurance policy, other right of indemnity or agreement or otherwise) of the amounts otherwise indemnifiable or payable hereunder. The Company shall not be liable to indemnify Indemnitee under this Agreement: (a) for any amounts paid in settlement of any Proceeding effected without the Company’s written consent, which consent shall not be unreasonably withheld or delayed, or (b) for any judicial award if the Company was not given a reasonably timely opportunity to participate, at its expense, in the defense of such action, but only to the extent that the failure to be given such reasonably timely opportunity actually and materially prejudiced the Company’s ability to defend such action.
          12. Binding Effect. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, assigns, including any direct or indirect successor by purchase, merger, consolidation, or otherwise to all or substantially all of the business and/or assets of the Company, spouses, heirs, and personal and legal representatives. The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation, or otherwise) to all, substantially all, or a substantial part, of the business and/or assets of the Company, by written agreement in form and substance satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. This Agreement shall continue in effect regardless of whether Indemnitee continues to serve as a director of the Company or of any other enterprise at the Company’s request.
          13. Severability. If any provision (or portion thereof) of this Agreement shall be held by a court of competent jurisdiction to be invalid, void, or otherwise unenforceable, the remaining provisions shall remain enforceable to the fullest extent permitted by law. Furthermore, to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of this Agreement containing any provision held to be invalid, void, or otherwise unenforceable, that is not itself invalid, void, or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, void, or unenforceable.
          14. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware applicable to contracts made and to be performed in such State without giving effect to the principles of conflicts of laws.
          15. Notices. All notices, demands, and other communications required or permitted hereunder shall be made in writing and shall be deemed to have been duly given if delivered by hand, against receipt, or mailed, postage prepaid, certified or registered mail, return receipt requested, and addressed
          If to the Company:
Dex One Corporation
1001 Winstead Drive
Cary, North Carolina 27513
Attn: General Counsel
Fax: (919) 297-1518

          With a copy to:
Sidley Austin LLP
One South Dearborn
Chicago, Illinois 60603
Attn: Larry A. Barden
Fax: (312) 853-7036
          If to Indemnitee at:
          [INDEMNITEE]
          [ADDRESS]
Notice of change of address shall be effective only when done in accordance with this Section. All notices complying with this Section shall be deemed to have been received on the date of delivery or on the third business day after mailing.

     IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the day specified above.

DEX ONE CORPORATION

COMPANY:	By:

INDEMNITEE:	[INDEMNITEE]